Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of
Orrstown Financial Services, Inc.

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to the Form S-8 Registration Statement (File No. 333-33714) of Orrstown Financial Services, Inc. of our report dated March 5, 2013 on the financial statements and internal control over financial reporting for the year ended December 31, 2012 which appears in Form 10-K of Orrstown Financial Services, Inc. for the year ended December 31, 2012.